Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Coterra Energy Inc. (formerly known as Cabot Oil & Gas Corporation) of our report dated February 26, 2021 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Cabot Oil & Gas Corporation's Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

October 4, 2021

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